Exhibit 10.23
CONSTRUCTION NOTE

Note Date: December 19, 2006	$83,000,000.00
Maturity Date: April 8, 2009
FOR VALUE RECEIVED, CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Eighty-Three Million and No/100 Dollars ($83,000,000.00), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.
This CONSTRUCTION NOTE is executed pursuant to a Construction Loan Agreement (“LOAN AGREEMENT”) between BORROWER and BANK dated of even date herewith. All capitalized terms not otherwise defined in this CONSTRUCTION NOTE shall have the meanings provided in the LOAN AGREEMENT.
INTEREST ACCRUAL. Interest on the principal amount outstanding on the CONSTRUCTION LOAN shall accrue, for the period through and including the CONSTRUCTION LOAN TERMINATION DATE, at a rate equal to the one month LIBOR RATE plus three hundred (300) basis points from time to time until maturity, and at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and will adjust monthly as described in the LOAN AGREEMENT.
REPAYMENT TERMS. Until the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, interest only shall be payable quarterly, commencing March 8, 2007. On the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, all principal and accrued interest shall be due and payable. The LOAN AGREEMENT describes the TERM NOTES that may be used by BORROWER to pay this CONSTRUCTION NOTE.
PREPAYMENT. The LOAN AGREEMENT contains provisions regarding prepayment.
ADDITIONAL TERMS AND CONDITIONS. The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CONSTRUCTION NOTE by reference. BORROWER agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by BANK if this CONSTRUCTION NOTE is not paid as provided above. This CONSTRUCTION NOTE shall be governed by the substantive laws of the State of Nebraska, exclusive of its choice of laws principles.
WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this CONSTRUCTION NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CONSTRUCTION NOTE.
[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.
CARDINAL ETHANOL, LLC, an Indiana limited liability company

By:	/s/ Troy Prescott Troy Prescott, President

STATE OF INDIANA	)
	)	ss.
COUNTY OF Marion	)
     On this 19th day of December, 2006, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing Construction Note for and on behalf of such limited liability company.

/s/ Linda Schmidt Notary Public

Notary Public (Printed Signature)

My County of Residence Is:

My Commission Expires:

SEAL                     OFFICIAL SEAL
LINDA L. SCHMIDT
NOTARY PUBLIC INDIANA
RESIDENT OF
MARION COUNTY
MY COMMISSION EXPIRES: JUNE 29, 2011

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